EXHIBIT 16

                      [LETTERHEAD OF ROGOFF & COMPANY, PC]


February 11, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


      We have read Item 4 of Compuprint, Inc. Form 8-K dated February 10, 2004 and agree with the statements concerning our firm contained therein.


Sincerely yours,

/s/ Rogoff & Company, P.C.

Rogoff & Company, P.C.


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